Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, 333-53029, 333-70626 and 333-130811 on Form S-8 and Registration Statement No. 333-88192 on Form S-3 of American Medical Alert Corp. of our report dated March 31, 2011, appearing in this Annual Report on Form 10-K of American Medical Alert Corp. for the year ended December 31, 2010.

/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York
March 31, 2011